Exhibit 5.1

August 28, 2015	ATTORNEYS AT LAW Washington Harbour 3000 K Street, N.W. Suite 600 Washington, D.C. 20007-5109 202.672.5300 TEL 202.672.5399 FAX www.foley.com

Lindblad Expeditions Holdings, Inc. 96 Morton Street, 9th Floor New York, NY 10014

Ladies and Gentlemen:

We have acted as counsel to Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (Registration No. 333-_______) (as it may be amended from time to time, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 28, relating to (i) the issuance by the Company of an aggregate of 16,100,000 shares (the “Warrant Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) upon the exercise of (a) 10,000,000 warrants originally issued as part of units in the Company’s initial public offering (the “Public Warrants”); (b) 5,600,000 warrants originally sold in a private placement that closed simultaneously with the consummation of the Company’s initial public offering (the “Sponsor Warrants”) and (c) 500,000 warrants issued in connection with conversion of $500,000 of convertible notes into warrants (the “Conversion Warrants” and together with the Public Warrants and the Sponsor Warrants, the “Warrants”) and (ii) the potential resale by certain security holders of the Company of an aggregate of 4,625,000 shares of the Company’s Common Stock (the “Resale Shares”), Sponsor Warrants and Conversion Warrants.

In connection with this opinion, we have examined the following documents: (i) the Registration Statement, (ii) the Second Amended and Restated Certificate of Incorporation of the Company, (iii) the Bylaws of the Company, (iv) the Warrant Agreement, dated as of May 10, 2013, between the Company and Continental Stock Transfer & Trust Company, (v) the Registration Rights Agreement, dated as of May 10, 2013, among the Company and the selling security holders named in the Registration Statement, and (vi) certain resolutions adopted by the Board of Directors of the Company.

We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

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Lindblad Expeditions Holdings, Inc.

Based upon and subject to the foregoing, we are of the opinion that:

•	the Resale Shares and the Warrants have been duly authorized and validly issued and are fully paid and non-assessable;

•	the Warrants constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

•	the Warrant Shares, when issued, sold and delivered against payment therefor, if any, in accordance with the provisions of the outstanding Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

We render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Delaware. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Very truly yours, /s/ Foley & Lardner LLP